UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): June 14, 2024

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Daniel Houston and Danielle Tiedt to the Board of Directors

On June 14, 2024, the Board of Directors (the “Board”) of ADT Inc. (the “Company”) voted to increase the size of the Board from 12 members to 14 members and to appoint two new directors to the Board, effective immediately.

•Mr. Daniel Houston, age 62, was appointed a member of the Board to serve as a Class I director, with a term expiring at the Company’s 2027 Annual Meeting of Stockholders. Mr. Houston will serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

•Ms. Danielle Tiedt, age 49, was appointed a member of the Board to serve as a Class III director, with a term expiring at the Company’s 2026 Annual Meeting of Stockholders. Ms. Tiedt will serve on the Board’s Nominating and Corporate Governance Committee.

Mr. Houston is Chairman, President, and Chief Executive Officer of Principal Financial Group, Inc. (“Principal”), a global financial services company. He joined Principal in 1984 and has served as its chief executive officer and as the chairman of Principal’s board of directors since 2015. Mr. Houston serves on the boards of several non-profit organizations, including the American Council of Life Insurers, Iowa State University Business School Dean’s Advisory Council, and Partnership for a Healthier America.

Ms. Tiedt is Chief Marketing Officer for YouTube and oversees global marketing strategy, product marketing and brand vision. During her tenure, YouTube has grown to a $40 billion business operating in 76 countries. Prior to joining Google in 2012, Ms. Tiedt held various leadership roles in technology product management and marketing at Microsoft. She serves on the board of the 4-H Foundation, America’s largest youth development organization.

There is no arrangement or understanding between either Mr. Houston or Ms. Tiedt and any other persons pursuant to which they were selected as directors.

Mr. Houston and Ms. Tiedt will receive the annual cash and equity compensation received by each of the Company’s independent directors, as described in the Company’s proxy statement dated as of April 8, 2024. Consistent with the Company’s existing policy to compensate new directors upon appointment to the Board, Mr. Houston and Ms. Tiedt will receive a prorated annual equity grant in connection with their appointment, which will have a value of $142,622.95. Mr. Houston and Ms. Tiedt will also be parties to the Company’s Indemnification Agreement with its directors and executive officers.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Houston or Ms. Tiedt, or any member of their immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Houston and Ms. Tiedt to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release dated June 17, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2024	ADT Inc.

		By:	/s/ Noah Allen
Noah Allen
Vice President, Deputy General Counsel and Assistant Secretary